UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Northern Empire Bancshares

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NORTHERN EMPIRE BANCSHARES
801 Fourth Street
Santa Rosa, California 95404
(707) 579-2265

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 16, 2006

To the Shareholders of Northern Empire Bancshares:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Northern Empire Bancshares will be held at Sonoma National Bank, 801 Fourth Street, Santa Rosa, California, on May 16, 2006, at 5:00 P.M. for the following purposes:

1.	Electing directors to serve for the ensuing year.

2.	Acting upon such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 31, 2006, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

Nominees for director are named in the enclosed proxy statement.

Whether or not you plan to attend the meeting, you may vote by completing, signing, and returning the enclosed proxy card promptly. You may revoke your proxy at any time prior to the time it is exercised.

By Order of the Board of Directors

Dennis R. Hunter
Chairman of the Board of Directors
April 13, 2006
(Approximate mailing date of proxy materials)

Place and Time of Annual Meeting Sonoma National Bank 801 Fourth Street Santa Rosa, California 95404 May 16, 2006, 5:00 P.M.

PROXY STATEMENT
NORTHERN EMPIRE BANCSHARES

Annual Meeting of Shareholders
May 16, 2006

INTRODUCTION

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Northern Empire Bancshares (“Corporation”), a California corporation, for use at the Annual Meeting of Shareholders to be held on May 16, 2006, at 5:00 p.m., at Sonoma National Bank, 801 Fourth Street, Santa Rosa, California, and any adjournment thereof. These proxy materials were mailed to shareholders on or about April 13, 2006.

PURPOSE OF THE MEETING

The meeting is to be held for the purposes of:

1.	Electing five (5) directors (the entire Board of Directors) to serve until the next annual meeting of shareholders and until their successors are elected and have qualified.

2.	Acting upon such other business as may properly come before the meeting or any adjournments thereof.

GENERAL PROXY STATEMENT INFORMATION

Revocability of Proxies

Any shareholder giving the enclosed proxy has the right to revoke it at any time before it is exercised by filing with the Corporation’s Secretary, Patrick R. Gallaher, a written notice of revocation or by presenting at the meeting a duly executed proxy bearing a later date. A shareholder may also revoke the proxy by attending the meeting and electing to vote in person, before any vote is taken.

Solicitation of Proxies

This proxy solicitation is made by management of the Corporation, and the cost of the solicitation is being borne by the Corporation. Solicitation is being made by this Proxy Statement and may also be made by employees of the Corporation who may communicate with shareholders or their representatives in person, by telephone or by additional mailings in connection with proxies. While there are no present plans to do so, the Corporation may utilize the services of non-employees in connection with the solicitation of proxies if management determines that this is appropriate.

With this Proxy Statement, the Corporation has also furnished the Northern Empire Bancshares 2005 Annual Report together with supplemental financial information, including management’s discussion and analysis of the Corporation’s financial condition and results of operations.

Outstanding Securities and Voting Rights

As of February 28, 2006, the Corporation has one class of equity securities issued and outstanding, consisting of 10,406,430 shares of common stock, no par value. Such shares are held by approximately 237 shareholders of record. All of the shares are voting shares and entitled to vote at the annual meeting.

Only those shareholders of record of the Corporation’s common stock as of the record date, March 31, 2006, will be entitled to notice of and to vote in person or by proxy at the meeting or any adjournment thereof, unless a new record date is set for an adjourned meeting.

On March 28, 2006, the Board of Directors of the Corporation declared a 5% stock dividend, which is payable after the record date for the determination of the shares entitled to vote at this meeting. Therefore, the shares issued as a result of the 5% stock dividend cannot be voted at the meeting. The stock dividend is payable on May 19, 2006 to the shareholders of record of the Corporation as of May 1, 2006.

Each share of common stock is entitled to one vote at the annual meeting, except with respect to the election of the directors. In elections for directors, California law provides that a shareholder, or the shareholder’s proxy, may cumulate votes, that is, each shareholder has a number of votes equal to the number of shares owned by the shareholder, multiplied by the number of directors to be elected, and he or she may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of the intention to cumulate votes. See “Nomination of Directors”, herein. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes represented by shares for which they are named proxy.

If a shareholder withholds authority to vote for directors on the enclosed proxy, or attends the meeting, elects to vote in person, but abstains from voting in the election of directors, that shareholder’s shares will not be counted in determining the candidates receiving the highest number of votes. For shares held in street name (that is, through a broker or other nominee), if the beneficial owner does not inform the broker or nominee how to vote the shares, the broker or nominee may, in its discretion, sign and return a proxy with respect to the shares and vote in favor of the recommendations of management of the Corporation with respect to routine matters, including the election of directors. If a shareholder signs and returns a proxy marked as abstaining on a particular matter or if a broker or other nominee indicates on a signed and returned proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. In such cases of abstention, however, the shares will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

In the election of directors, the five (5) candidates receiving the highest number of votes will be elected.

If the enclosed proxy is completed in the appropriate spaces, signed, dated and returned, the proxy will be voted as specified in the proxy. If no specification is made, it will be voted FOR the election of directors nominated by the Board and on such other matters as may come before the meeting or any adjournment at the discretion of the proxy holders.

Management of the Corporation is not aware of any other matters to come before the meeting and recommends that the shareholders vote FOR the election of the directors nominated by the Board.

Security Ownership of Management

The Corporation knows of no person who is the beneficial owner of more than 5.0% of the Corporation’s outstanding shares as of February 28, 2006.

The following sets forth the numbers of shares of common stock beneficially owned by each director of the Corporation and the Bank, by each executive officer and by such persons as a group, as of February 28, 2006. The numbers of shares beneficially owned include the numbers of shares which each person has the right to acquire within 60 days upon exercise of stock options granted pursuant to the Corporation’s Stock Option Plan. The percentages of shares owned beneficially are calculated, pursuant to SEC Rule 13d-3(d) (1), based on the number of shares presently outstanding plus the number of shares which the person or group has the right to acquire within 60 days.

Security Ownership of Management

Name	Position	Address	Number of Shares Beneficially Owned	Percent
Clement C. Carinalli	Director of the Corporation and the Bank	520 Mendocino Ave., Santa Rosa, CA 95401	180,101 (1)	1.7%
Patrick R. Gallaher	Secretary of the Corporation and Director of the Corporation and the Bank	3558 Round Barn Blvd. Suite 300, Santa Rosa, CA 95403	173,324 (2)	1.6
William E. Geary	Director of the Corporation and the Bank	37 Old Courthouse Sq., Santa Rosa, CA 95404	381,386 (3)	3.5
Dennis R. Hunter	Chairman of the Board of Directors of the Corporation and Vice Chairman of the Board of Directors of the Bank	3558 Round Barn Blvd. Suite 300, Santa Rosa, CA 95403	330,431 (4)	3.0
James B. Keegan, Jr.	Vice Chairman of the Board of Directors of the Corporation and Chairman of the Board of Directors of the Bank	1355 North Dutton Ave., Santa Rosa, CA 95404	215,509 (5)	2.0
Deborah A. Meekins	President and Chief Executive Officer of the Corporation and the Bank and Director of the Bank	801 Fourth St., Santa Rosa, CA 95404	374,387 (6)	3.5
David Titus	Executive Vice President and Senior Loan Officer of the Bank and Director of the Bank	3558 Round Barn Blvd. Suite 300, Santa Rosa, CA 95403	75,722 (7)	0.7
Kevin Carinalli	Director of the Bank	520 Mendocino Ave. Suite 250, Santa Rosa, CA 95401	276,911 (8)	2.6
Michael Wright	Director of the Bank	3020 Dutton Avenue, Santa Rosa, CA 95402	11,615 (9)	0.1
Joann Barton	Senior Vice President and Chief Administrative Officer of the Bank	1650 Northpoint Parkway, Suite A, Santa Rosa, CA 95407	72,639 (10)	0.7
Jane M. Baker	Senior Vice President and Chief Financial Officer of the Bank and Chief Accounting Officer of the Corporation	3558 Round Barn Blvd. Suite 300, Santa Rosa, CA 95403	36,759 (11)	0.3
Larry V. Sorensen	Executive Vice President and Corporate Development Officer of the Bank and Chief Financial Officer of the Corporation	3558 Round Barn Blvd. Suite 300, Santa Rosa, CA 95403	21,680 (12)	0.2
Directors and Executive Officers as a group (12 persons)			2,150,464 (13)	19.8%

(1)	Does not include stock options for 31,250 shares which were assigned by Mr. Carinalli to family members.
(2)	Including 11,250 shares issuable to Mr. Gallaher upon the exercise of stock options exercisable within 60 days, and 162,074 shares held in Mr. & Mrs. Gallaher’s trust. Does not include stock options for 20,000 shares which were assigned by Mr. Gallaher to family members.

(3)	Including 26,250 shares issuable to Mr. Geary upon the exercise of stock options exercisable within 60 days, 80,401 shares held in Mr. Geary’s profit sharing plan, 274,735 shares held in Mr. & Mrs. Geary’s trust and 23,328 shares held in a trust account for which Mr. Geary serves as trustee but does not have a beneficial interest. Does not include 5,000 shares assigned to Mr. Geary’s family members.
(4)	Including 119,655 shares held in trust accounts for which Mr. Hunter serves as trustee but does not have a beneficial interest, 123,602 shares held by Redwood Equities, LLC and 53,165 shares held by Mr. Hunter’s wife. Does not include stock options for 37,500 shares which were assigned by Mr. Hunter to a family member.
(5)	Including 37,500 shares issuable to Mr. Keegan upon the exercise of stock options exercisable within 60 days, 50,169 shares in Mr. and Mrs. Keegan’s trust, 106,578 shares held by Keegan & Coppin Company, Inc., and 21,214 shares held by the Keegan & Coppin Profit Sharing Plan.
(6)	Including 244,040 shares issuable to Ms. Meekins upon the exercise of stock options exercisable within 60 days, 130,333 shares held in Ms. Meekins’ trust and 14 shares held in Ms. Meekins’ 401k account.
(7)	Including 64,480 shares issuable to Mr. Titus upon the exercise of stock options exercisable within 60 days and 11,242 shares held in Mr. and Mrs. Titus’ trust.
(8)	Including 11,562 shares issuable to Mr. Carinalli upon the exercise of stock options exercisable within 60 days and 8,528 shares held as custodian for his minor children.
(9)	Including 6,615 shares owned by Wright Contracting, Inc. and 5,000 shares issuable to Mr. Wright upon the exercise of stock options exercisable within 60 days.
(10)	Including 13,908 shares issuable to Ms. Barton upon the exercise of stock options exercisable within 60 days.
(11)	Including 21,823 shares issuable to Ms. Baker upon the exercise of stock options exercisable within 60 days, 10,353 shares held in Ms. Baker’s trust account and 1,751 shares held in Ms. Baker’s 401k account.
(12)	Including 20,837 shares issuable to Mr. Sorensen upon the exercise of stock options exercisable within 60 days and 423 shares held in Mr. Sorensen’s 401k account.
(13)	Including 456,650 shares issuable to the directors and executive officers upon the exercise of stock options exercisable within 60 days.

The directors of the Bank are elected by the Corporation, as the Bank’s sole shareholder. In March 2004, Michael Wright and Kevin Carinalli were appointed to the Board of Directors of Sonoma National Bank. Mr. Wright is one of the owners, Chief Financial Officer, Secretary and Treasurer of Wright Contracting, Inc. Mr. Wright has been employed by Wright Contracting, Inc. since 1980. Mr. Carinalli is principal of Carinalli Enterprises since 1995, owner of Carinalli Construction/CARCO Investment Inc. since 2001 and property manager of CA4K Rentals and Investments since 1995. Kevin Carinalli is the son of Clement C. Carinalli.

ELECTION OF DIRECTORS

Nominees to the Board of Directors

Each of the directors is to be elected to serve for the ensuing year and until his successor is elected and has qualified. The nominees for director as proposed by the Board are as follows:

Name and Positions with the Corporation and the Bank	Age	Principal Occupation During the Past 5 Years

Clement C. Carinalli Director of the Corporation and the Bank	60	Retired CPA, local businessman, rancher and real estate investor.
Patrick R. Gallaher Secretary of the Corporation and Director of the Corporation and the Bank	60	Retired CPA and local businessman; major shareholder in Oakmont Developers, a Santa Rosa development company.
William E. Geary, Director of the Corporation and the Bank	77	Senior Partner in Geary, Shea & O’Donnell, a Santa Rosa law firm.
Dennis R. Hunter, Chairman of the Board of the Corporation and Vice Chairman of the Board of the Bank	63	Real estate investor and developer in Santa Rosa; principal in Investment Development Fund, a venture capital fund; a director in Energy Exploration Technologies; a director in North Bay Corp.
James B. Keegan, Jr., Vice Chairman of the Board of the Corporation and Chairman of the Board of the Bank	57	Partner in Keegan & Coppin Company, Inc., a Santa Rosa real estate brokerage and development firm.

William E. Geary, Dennis R Hunter and James B. Keegan, Jr. have served as directors of the Corporation since the initial organization of the Corporation in 1982. Clement C. Carinalli served as a director from 1982 until 1992 and from 1996 to date. Patrick R. Gallaher was elected in 1992.

The proxy holders designated by the Board of Directors intend to vote all proxies held by them in favor of the election of the above-named nominees as directors, unless authority to vote for directors is withheld. If any of the nominees should be unable or decline to serve, which is not anticipated, discretionary authority is reserved for the proxy holders to vote for a substitute, to be designated by the present Board of Directors.

In the event that additional persons are nominated as directors, the proxy holders intend to vote all the proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the nominees listed above as possible and, in that event, the specific nominees to be voted for will be determined by the proxy holders in their sole discretion.

Nomination of Directors

The Corporation’s Bylaws provide that nominations for directors by shareholders may be made, provided that certain informational requirements concerning the identities of the nominating shareholder and the nominee are complied with in advance of the meeting. This provision is intended to provide advance notice to management of any attempt to effect an election contest or a change in control of the Board of Directors. Specifically, the Bylaws provide that nominations for directors, other than those made by or on behalf of existing management, must be made in writing and mailed or delivered to the President of the Corporation, not less than 14 nor more than 50 days prior to any meeting of shareholders called for the election of directors, except that if less than 21 days notice of the meeting is given, such nomination must be mailed or delivered to the President of the Corporation by the close of business on the 7th day following the date on which the notice was mailed. The written nomination must include the following information, to the extent known by the nominating shareholder:

(a)	the name and address of each proposed nominee;

(b)	the principal occupation of each proposed nominee;

(c)	the total number of shares of common stock of the Corporation that will be voted for each proposed nominee;

(d)	the name and residence address of the nominating shareholder; and

(e)	the number of shares of common stock of the Corporation owned by the nominating shareholder.

The Bylaws provide that nominations not made in accordance with the above procedure may, in his discretion, be disregarded by the Chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.

The Board of Directors recommends a vote FOR the election of each of the five directors nominated by the Board.

Board Committees and Other Board Matters

Director Nomination Process.  The Board of Directors has not appointed a nominating committee, and it has not adopted a charter with respect to the director nomination process. Instead, the Board of Directors has adopted a policy whereby director nominees are to be selected by a majority of the independent directors of the Corporation, as the term “independent” is defined in the NASDAQ listing standards. At this time, those directors are Clement C. Carinalli, Patrick R. Gallaher, William E. Geary and Dennis R. Hunter. In carrying out its responsibilities regarding director nominations, the Board takes into account the factors it deems appropriate to assist in developing a board of directors and board committees comprised of experienced advisors with skills relevant to the business of the Corporation and the Bank. Those factors include the individual’s business and professional accomplishments, personal and professional integrity and judgment, and ability to make a significant contribution to the business of the Corporation and the Bank. The Board will also consider the extent to which a nominee will contribute to the goal that the Corporation’s Board of Directors consist primarily of independent directors with a broad range of skills, expertise and industry knowledge. The Board of Directors will consider properly submitted shareholder recommendations for nominees to the Board of Directors of the Corporation. In evaluating potential nominees, the Board of Directors will take into account the factors described above. Recommendations should be submitted to the Chairman of the Board of Directors of Northern Empire Bancshares, 801 Fourth Street, Santa Rosa, California 95404 and should include a detailed resumé of the proposed candidate. As described in this Proxy Statement, the Corporation’s Bylaws also contain a detailed procedure for shareholders to directly nominate directors. See “Nomination of Directors.” As the sole shareholder of the Bank, the Corporation elects the directors of the Bank.

Audit Committee.  The Boards of Directors of the Corporation and the Bank have established a joint Audit Committee of the Corporation and the Bank in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934 and have adopted an Audit Committee Charter for the joint Audit Committee. Patrick Gallaher, Michael Wright, Clement C. Carinalli and William Geary presently serve as members of the joint Audit Committee. The Audit Committee functions as an oversight committee with responsibility for reviewing the scope of and planning for the annual audit of the Corporation’s consolidated financial statements, overseeing compliance with reporting requirements under the securities laws, and reviewing the results of internal audits of the Bank and the Bank’s compliance with consumer laws and regulatory agency reports. The Audit Committee met eight times in 2005. The Board of Directors has determined that each member of the present Audit Committee is independent, as defined in the NASDAQ listing standards as now in effect.

The Corporation’s Board of Directors has determined that the joint Audit Committee does not have a “financial expert,” as that term is defined in Securities and Exchange Commission regulations. The Board has not actively sought a person whose qualifications and experience meet the SEC’s definition of a “financial expert.” However, the Board believes that the joint Audit Committee members are knowledgeable in financial matters as a result of their experience in business and years of service as directors of the Corporation and the Bank. In addition, Mr. Gallaher, Chairman of the joint Audit Committee, Mr. Wright and Mr. Carinalli are all retired certified public accountants.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent that the Corporation specifically incorporates the information contained in the report by reference.

In connection with the audit of the Corporation’s financial statements for the year ended December 31, 2005, the Audit Committee has reviewed and discussed the audited financial statements with management. The members of the Audit Committee have also discussed with the Corporation’s independent auditors, Moss Adams L.L.P., the matters required to be discussed by SAS 61 (relating to the auditor’s judgments about the quality of the Corporation’s accounting principles) and has received and discussed the information required by “Independence Standards, Board Standard No. 1” (regarding the auditor’s independence). Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors of the Corporation that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee: Patrick R. Gallaher, Michael Wright, Clement C. Carinalli and William E. Geary.

Executive Compensation Committee.  The Executive Compensation Committee of the Corporation and the Bank was established in December 2002. In 2005, this committee was composed of James B. Keegan, Jr., Patrick R. Gallaher, Dennis R. Hunter and Clement C. Carinalli, none of whom are considered to be employees of the Corporation or the Bank. The Corporation has no paid employees. The Executive Compensation Committee met four times in 2005. The function of the Executive Compensation Committee is to determine the appropriate level of compensation and benefits for the executive officers.

Executive Compensation Committee Report

Set forth below is a report of our Executive Compensation Committee addressing the compensation during 2005 applicable to the executive officers. The Executive Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent that the Corporation specifically incorporates the information contained in the report by reference.

The Executive Compensation Committee’s responsibility is to determine the appropriate level of compensation and benefits for the Chief Executive Officer (CEO) and other executive officers. An outside consulting firm was hired and made recommendations to the committee, which were implemented in 2003. It is the goal of the Executive Compensation Committee to implement executive officer compensation programs that further our business objectives and that attract, motivate and retain the best qualified executive officers. Executive compensation consists of base salary, incentive bonuses and periodic grants of stock options. In determining base salaries, the Committee takes into account compensation levels at banks of similar size and type. In addition, management provides the Board with an annual action plan which sets forth the Bank’s goals, primarily with respect to the annual budget. The action plan goals typically include loan and deposit production, new branches and/or loan production offices and major projects. In setting base salaries, the Committee considers the extent to which those management goals have been accomplished. In determining annual bonuses, the Committee takes into account the Bank’s achievement of specific goals with respect to return on assets and return on equity, as well as general internal guidelines with respect to the percentage of base salary payable as a bonus. Compliance with regulatory requirements and the satisfactory completion of the annual audit by the Corporation’s auditors are also factors in the determination of both base salaries and annual bonuses. The salaries and annual bonuses of executive officers other than the CEO are recommended by the CEO subject to the Committee’s review, taking into account the foregoing factors. See “Executive Compensation,” below, for a description of annual compensation to the Bank’s executive officers.

Compensation of Chief Executive Officer.  The CEO’s base salary and annual bonus for 2005 were determined by the Committee based on the factors described above. In determining her base salary, the committee reviewed compensation levels at banks of similar size and type as well as management’s achievement of the goals set forth in management’s annual action plan, as described above. The CEO’s annual incentive bonus was based upon the achievement of specific goals with respect to return on assets and return on equity, as established annually by the Committee and the CEO.

2005 Executive Compensation Committee: James B. Keegan, Jr., Patrick R. Gallaher, Clement C. Carinalli and Dennis R. Hunter.

Related Transactions—Compensation Committee Interlocks and Insider Participation

The firm of Keegan & Coppin Company, Inc. of which James B. Keegan, Jr. a director and member of the Executive Compensation Committee, is a partner, has acted and may in the future act as leasing agent in transactions for leased premises of the Bank. Real estate commissions and referral fees have been paid by the lessor of Bank facilities to Keegan & Coppin Company, Inc. in the amount of $8,000 in 2005, $32,000 in 2004 and $145,000 in 2003. Keegan & Coppin Company, Inc. has also acted as a contractor for the Bank’s leasehold improvements which totaled $266,000 in 2005, $420,000 in 2004, of which $245,000 was paid by the lesser and $175,000 was paid by the Bank for the construction of the leasehold improvements. There were no construction services performed in 2003. Real estate commissions and referral fees paid to Keegan & Coppin Company, Inc. were in the amounts customarily paid in the real estate industry for those areas. Construction contracts are awarded using a bidding process.

The Corporation and the Bank have, and expect to have in the future, transactions in the ordinary course of business with directors, officers and their associates. The transactions involving loans have been and will be entered into with such persons in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and on terms not involving more than the normal risk of collectibility or representing other unfavorable features. At December 31, 2005, loans by the Bank to directors, officers and their associates totaled approximately $12,643,000, constituting 1.1% of total loans, 13.1% of the Bank’s shareholders’ equity and 11.8% of the consolidated shareholders’ equity of the Corporation. Loans to insiders, such as officers, directors, and certain other persons are subject to the limitations and requirements of the Financial Institutions Regulatory and Interest Rate Control Act of 1978 and regulations thereunder.

Deposits held by directors and officers totaled $23,939,000 and $15,961,000 at December 31, 2005 and 2004, respectively.

During 2004, the Bank implemented a special loan program to assist employees (not available to executive officers and directors) in financing their primary residence at competitive terms. As of December 31, 2005 and 2004 the Bank had $9,503,000 and $5,680,000 outstanding to employees at interest rates ranging from 3.88% to 4.50% and 3.25% to 5.25% under this special loan program. Other types of loans, such as construction financing and consumer loan, have been provided to employees in the normal course of business. There were no such loans outstanding as of December 31, 2005. At December 31, 2004 loans outstanding to employees totaled $5,994,000 at rates ranging from 3.25% to 10.25%.

Shareholder Communications with the Board

Any shareholder desiring to communicate with the Board of Directors, or with one or more directors, may send a letter addressed to the Board of Directors of Northern Empire Bancshares, 801 Fourth Street, Santa Rosa, California 95404, c/o of Deborah A. Meekins, President and Chief Executive Officer. The President and Chief Executive Officer has been instructed to promptly forward all communications so received to the full Board of Directors or the individual board members addressed in the communication.

Attendance at Board and Shareholder Meetings

The Corporation’s Board of Directors held a total of 11 meetings in 2005, including regular and special meetings. The Board of Directors of the Bank held a total of 13 meetings in 2005, including regular and special meetings. No nominee for director of the Corporation, while serving as a director, attended fewer that 75% of the total number of meetings of the Boards and of the committees of which he was a member, with the exception of Dennis R. Hunter who attended 73% of the total number of meetings. Each board member is encouraged to attend the annual meeting of shareholders. Four of the five members of the Board attended the 2005 annual meeting of shareholders.

Executive Officers

The following are the executive officers of the Corporation and the Bank:

Name and Positions with the Corporation and the Bank	Age	Principal Occupation During the Past 5 Years

Deborah A. Meekins, President & Chief Executive Officer of the Bank and the Corporation, Director of the Bank	53	President and Chief Executive Officer of the Bank since February 1991. President and Chief Executive Officer of the Corporation since December 2002.
David F. Titus, Executive Vice President & Senior Loan Officer and Director of the Bank	53	Executive Vice President & Senior Loan Officer of the Bank since January 1995. Senior Vice President & Senior Loan Officer of the Bank from August 1991 to January 1995.
Larry V. Sorensen, Executive Vice President & Corporate Development Officer of the Bank and Chief Financial Officer of the Corporation	46
Executive Vice President of Corporate Development of the Bank since May 2002; Chief Financial Officer of the Corporation since January 2006; Finance Director of Corrigo Inc. from May 2000 to July 2001.

JoAnn Barton, Senior Vice President & Chief Administrative Officer of the Bank	52	Senior Vice President and Senior Operations Administrator of the Bank since March 1992; from November 1985 Vice President and Chief Administrative Officer of the Bank.
Jane M. Baker, Senior Vice President & Chief Financial Officer of the Bank and Chief Accounting Officer of the Corporation	59
Senior Vice President and Chief Financial Officer of the Bank since August 1995; Vice President and Chief Financial Officer of the Bank since August 1995. Chief Accounting Officer of the Corporation since January 2006; Chief Financial Officer of the Corporation from December 2002 to January 2006.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid to or accrued for the executive officers of the Bank for services rendered for the periods indicated. The executive officers of the Corporation do not receive compensation for their services as such.

Summary Compensation Table

(dollars in thousands)	Annual Compensation				Long-term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Restricted stock award	Options (No. of Shares)	Long- term Incentive Plan payouts	All Other (2)
Deborah A. Meekins, President, Chief Executive Officer of the Corporation and Bank and Director of the Bank	2003 2004 2005	$243 264 267	$135 162 187	$6 5 4				$122 103 49
David F. Titus, Executive Vice President, Senior Loan Officer and Director of the Bank	2003 2004 2005	177 193 195	99 120 138	6 6 6				99 85 40
Larry V. Sorensen, Executive Vice President, Corporate Development Officer of the Bank and Chief Financial Officer of the Corporation	2003 2004 2005	154 166 168	51 63 72	4 6 6				1 1 1
JoAnn Barton, Senior Vice President, Chief Administrative Officer of the Bank	2003 2004 2005	84 91 105	16 19 24	4 4 4				1 1 1
Jane M. Baker, Senior Vice President, Chief Financial Officer of the Bank and Chief Accounting Officer of the Corporation	2003 2004 2005	110 120 119	28 34 39	4 4 4				1 1 1

(1)	For 2005, includes $3,600 car allowances for Ms. Barton and Ms. Baker; $4,375 car allowance for Ms. Meekins; $6,000 car allowance for Mr. Sorensen; and $3,300 car allowance for Mr. Titus as well as $3,000 club membership for Mr. Titus.
(2)	Includes 2005 contribution of $1,200 by the Bank for the benefit of the named officer pursuant to the Bank’s 401(k) plan and $48,000 and $39,000 in accrued expenses incurred in 2005 with respect to the Salary Continuation Agreements for Ms. Meekins and Mr. Titus, as described below.

Salary Continuation Agreements

The Bank has deferred compensation agreements with Deborah A. Meekins, President and Chief Executive Officer, and David F. Titus, Executive Vice President and Senior Loan Officer. Under these agreements, the Bank is obligated to provide for them or their beneficiaries, during a period of 15 years (as to Ms. Meekins) and 20 years (as to Mr. Titus) after the employee’s death, disability, or retirement, annual benefits up to $100,000. Benefits are also provided to the officer if he/she resigns following a change in control or if he/she voluntarily resigns. If the employee is terminated for cause, the annual benefit is paid for one year. The estimated present value of future benefits to be paid is being accrued over the period from the effective date of the agreements until their expected retirement dates. The accrued expense is included in Other Liabilities in the financial statements. The Bank is the beneficiary of life insurance policies that have been purchased as a method of financing the benefits under the agreements. At December 31, 2005, the total cash surrender value of these policies was $1,282,000, which is included in other assets.

Stock Option Plan

Neither the Corporation nor the Bank award restricted stock or have long term incentive plans, other than the Corporation’s 1997 Stock Option Plan. The Corporation’s 1984 Stock Option Plan expired in February 1994 with the last of the options exercised in January 2004. Options for a total of 763,566 shares (205,000 to all non-officer directors of the Corporation and 558,566 shares to forty-four officers and employees of the Bank) are outstanding under the 1997 Plan as of December 31, 2005. During 2005, the Corporation granted options to purchase an aggregate of 37,000 shares to all non-officer directors of the Corporation and the Bank.

The 1997 Plan was approved by the Corporation’s shareholders at the 1998 annual shareholders’ meeting. The purpose of the Plan is to provide a means whereby officers, employees and directors of the Corporation and the Bank and any other corporation that may become a subsidiary of the Corporation, may be given an opportunity to purchase shares of common stock of the Corporation. The Plan is intended to advance the interests of the Corporation and the Bank by enhancing their ability to attract and retain the best available personnel for positions of substantial responsibility and to attract and retain the best available persons to serve as directors of the Corporation and the Bank, to provide additional incentive to officers, employees and directors, and to promote the success of the Corporation’s business. The Plan provides for the grant of both non-statutory options and options which are intended to qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code.

The following sets forth information regarding all options held by the named executive officers as of December 31, 2005 and options exercised during 2005:

Aggregated Year-End Option Exercises and Values

			December 31, 2005
Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options (No. of Shares)(1) Exercisable/Unexercisable	Value of Unexercised Options (2) Exercisable/Unexercisable
Deborah A. Meekins	18,000	365,000	233,320 / 10,720	$4,192,000 / $170,000
David F. Titus	10,000	205,000	56,823 / 7,657	$976,000 / $122,000
Larry V. Sorensen	0	0	20,837 / 13,891	$239,000 / $159,000
JoAnn Barton	6,000	128,000	13,908 / 0	$241,000 / $0
Jane M. Baker	5,000	99,000	21,823 / 0	$388,000 / $0

(1)	Adjusted for stock dividends issued since date of the option grant.
(2)	Calculated based on the difference between the fair market value of the stock and the exercise price of the options at December 31, 2005.

Directors Fees

During 2005 outside directors of the Bank received director fees of $1,500 for each monthly board meeting attended, with the exception of James B. Keegan, Jr., who as the Chairman of the Board of the Bank, receives $2,000 per month from the Bank for his services in that capacity. Directors also receive $500 per Executive committee, Audit committee and ALCO meeting attended. Loan committee members were paid $250 per meeting attended.

In April 2005 the Corporation began paying directors’ fees of $250 per board meeting attended. Directors of the Corporation are paid based on their attendance for each monthly board meeting, where as Bank directors may miss up to one meeting and still receive their director fee.

Outside directors were eligible to receive options under the Corporation’s 1984 Stock Option Plan and are also eligible to receive options under the 1997 Stock Option Plan. In July 2005, the Board of Directors granted options to purchase 37,000 shares to all non-officer directors of the Corporation and the Bank. At December 31, 2005 total options outstanding to outside directors of the Bank and Corporation equaled 178,750. The outstanding options at December 31, 2005 had an estimated value of $233,000 based on the difference between the fair market value of the stock as of December 31, 2005 and the exercise price of the options.

The Corporation has deferred fee agreements with directors Patrick R. Gallaher, William Geary, and James B. Keegan, Jr. Under each of these agreements, the Corporation is obligated to provide for deferred fees to the director or his beneficiaries, for a period of 15 years after the director’s death, disability or retirement. As of December 31, 2005, the deferred fee agreements with the directors would provide annual payments ranging from $8,000 to $16,000 to those Board members for 15 years after retirement or disability. The Corporation is beneficiary of life insurance policies that have been purchased as a method of financing the benefits. At December 31, 2005, the total cash surrender value of these policies was $1,501,000, which is included in other assets.

Performance Graph

The following graph does not constitute soliciting material and shall not be deemed filed or incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference.

Set forth is a performance graph comparing the yearly cumulative total shareholder returns on the Corporation’s common stock with the yearly cumulative total shareholder returns on stock included in the NASDAQ composite index and the index published by SNL Financial, L.C. for $1 billion to $5 billion banks. The total cumulative return on investment for each of the periods indicated is based on the stock price or composite index and assumes an initial investment of $100.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Northern Empire Bancshares	100.00	121.94	153.64	206.73	280.43	311.71
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL $1B-$5B Bank Index	100.00	121.50	140.26	190.73	235.40	231.38

INDEPENDENT PUBLIC ACCOUNTANTS

The Corporation engaged Moss Adams L.L.P. to serve as the independent public accountant for the Corporation for 2003, 2004 and 2005. It is expected that Moss Adams L.L.P. will continue to serve as independent accountants for 2006. Representatives of Moss Adams L.L.P. are expected to be present at the annual meeting, to be available to respond to appropriate questions and to make a statement if they wish to do so.

Audit Fees

The aggregate fees billed, as of December 31, 2005, by Moss Adams L.L.P. for professional services rendered for the audit of the Corporation’s annual financial statements and the reviews of the financial statements included in the Corporation’s Forms 10-Q and 10-K, as filed with the SEC, were $269,000 for the fiscal year ended December 31, 2005 and $131,000 for the fiscal year ended December 31, 2004.

Audit Related Fees

Moss Adams L.L.P. rendered no audit related services for the fiscal years ended December 31, 2005 and 2004.

Tax Fees

Moss Adams L.L.P. rendered tax services totaling $30,000 for the fiscal year ended December 31, 2005 and $47,000 for the fiscal year ended December 31, 2004. Tax services included tax advice, tax planning, reviews of the Corporation and Bank’s quarterly tax accruals and preparation of the Corporation’s consolidated federal and state tax returns.

All Other Fees

There were no other fees paid Moss Adams L.L.P. other than for the services described above during 2005 or 2004.

The Joint Audit Committee of the Corporation and the Bank met in 2005 with the accountants, Moss Adams, L.L.P. and approved their engagement to perform audit and tax services before the accountant was engaged to render audit and non-audit services. The aggregate amount of all non-audit services performed by the accountant during 2005 amounted to 10.0% of the total fees paid by the Corporation and Bank to the accountant for the year.

OTHER BUSINESS

If any other matters come before the meeting, not referred to in this Proxy Statement, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment and authority to do so is included in the proxy. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any nomination or other proposal to be acted upon at the meeting.

SHAREHOLDER PROPOSALS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. In order for any such proposal to be included in the proxy statement for the 2007 annual meeting of shareholders, it must be received by the Corporation by no later than December 14, 2006. The proposal must be addressed to Mr. Dennis R. Hunter, Chairman of the Board, Northern Empire Bancshares, 801 Fourth Street, Santa Rosa, California 95404.

ANNUAL REPORT ON FORM 10-K

A copy of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, is available from the Corporation without any charge by writing to Jane M. Baker at the Corporation at 3558 Round Barn Blvd., Suite 300, Santa Rosa, California 95403 or by telephone (707) 591-9000. The Annual Report on Form 10-K can also be found at the Securities and Exchange Commission website, http://www.sec.gov.

The Date of This Proxy Statement is April 13, 2006

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
	FOR ALL (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees
1. Election of Directors	☐	☐	2. To transact such other business as may come before the meeting.

INSTRUCTION TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME ON THE LIST BELOW.
01 Clement C. Carinalli, 02 Patrick R. Gallaher, 03 William E. Geary, 04 Dennis R. Hunter, and 05 James B. Keegan, Jr.

SHAREHOLDER(S):

Date:		, 2006

SHAREHOLDER(S):

Date:		, 2006

Please sign Proxy exactly as your name appears on your share certificate. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a signer is a corporation, sign full corporate name by a duly authorized officer. If more than one trustee, all should sign. All joint owners must sign.

▲ FOLD AND DETACH HERE ▲

NORTHERN EMPIRE BANCSHARES
801 Fourth Street, Santa Rosa, CA 95404
PROXY SOLICITED BY THE BOARD OF DIRECTORS
For Annual Meeting, May 16, 2006

The undersigned hereby appoints James B. Keegan, Jr., Clement C. Carinalli and Dennis R. Hunter and each of them, Proxies each with full power of substitution, to vote all of the stock of the undersigned at the Annual Meeting of Shareholders of Northern Empire Bancshares, to be held on May 16, 2006, at 5:00 p.m., at Sonoma National Bank, 801 Fourth Street, Santa Rosa, California, and at any adjournment thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting receipt of which is hereby acknowledged.

MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED. IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD AND IN THE PROXY HOLDERS’ DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please mark your proxy and sign it on the reverse side.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲